EXHIBIT 10.3

This agreement between Ultramar Diamond Shamrock Corporation (the "Company") and ______________________ (the "Executive") constitutes an amendment, effective as of May 1, 2000, to the Disability Benefit Agreement dated ________________________, between the Company and the Executive (the "Disability Benefit Agreement").

1. The Disability Benefit Agreement is hereby amended by adding thereto a new Paragraph 2A, to read as follows:

         2A.      CONTINUATION OF BENEFITS.

                  If payments continue hereunder in accordance with Paragraph 2 after your monthly benefit payments cease under the LTD Plan, you shall be entitled to continued participation in the Company's benefit plans (except vacation) for the period of such continuation on the same terms and conditions as applied to you during the period in which you were receiving monthly benefit payments under the LTD Plan.

2. The Executive acknowledges that his signature below represents only an acknowledgment of the above amendment, and that the Company continues to have the unilateral right to amend or terminate the Disability Benefit Agreement in accordance with Paragraphs 4 and 5 thereof.

3. The Disability Benefit Agreement, except as herein amended, is hereby ratified, confirmed, and approved in all respects.

IN WITNESS WHEREOF, the parties have executed this amendment as of the first day of May, 2000.

ULTRAMAR DIAMOND SHAMROCK CORPORATION


By:__________________________________


_____________________________________
Executive